Exhibit 99.7

DDI – EMAIL / LETTER TO ALL EMPLOYEES

SUBJECT LINE: Viasystems and DDi Agree to Merge

Colleagues,

We have some exciting news to share and wanted you to be among the first to know – moments ago, we announced a definitive agreement to merge with Viasystems Group, a publicly traded (NASDAQ: VIAS) leading worldwide provider of complex multi-layer printed circuit boards and electro-mechanical solutions to original equipment manufacturers.

Big news always creates a little apprehension – and I want to ease some of those feelings by sharing some initial information with you.

We are entering into this merger because we believe that Viasystems and DDi are complementary companies – and together we will create a world-class company.

We have come a long way in ensuring DDi’s place as a market leader in our core North American market. Our success along the way has been shared with all of you each fiscal quarter as we examine our performance and report to our shareholders. We should all be very proud of the tremendous success here at DDi.

However, we know that the printed circuit board market is a global market, with global customers and global competitors. It has always been my belief that DDi needs to be fully positioned to compete in the global market place and provide a full service offering on the global stage. This merger accomplishes that strategic objective, in an extremely complimentary way and positions our capabilities and our people for the long term in the global industry. While we have looked at this strategic objective for many years, and have looked at a number of options that would dramatically move our company forward, we believe the combination of DDi with Viasystems is far and away the best possible option.

Based on the results for the twelve months ended December 31, 2011 for Viasystems and DDi, on a pro forma basis, the combined operation will have approximately $1.3 billion of revenue and result in the second largest publicly traded PCB manufacturer in the United States by revenue– with approximately 15,650 employees primarily in North America and Asia.

Both Viasystems and DDi have well defined, yet complementary, core competencies that will enable the combined organization to provide customers with a unique and complete spectrum of services and technology for both quick turn and volume PCB manufacturing in North America and Asia.

There are a number of reasons why we are confident this move will be good for our business. For example:

•	Viasystems provides DDi’s customers with an expanded scale of Asian-based high-volume offerings.

•	DDi’s facilities will enhance Viasystems’ ability to offer its customers complex PCB production in North America, including quick-turn and prototyping capabilities.

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DDi’s strong and growing presence in the military and aerospace market, when combined with Viasystems’, further establishes the combined Company with a North American centric ownership structure and well positioned to continue our success in this strategically important market.

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The combination will benefit from complementary technologies, a strong combined management team and a shared focus on reliability and quality, resulting in a stronger company that is more competitive in the global marketplace.

In short — this merger creates a more complete offering for our customers that will grow our business.

This is an exciting time and I know many of you are wondering what is next. From a merger process standpoint, the transaction needs to be approved by our shareholders. We anticipate it will be completed by late Q2 2012 / early Q3 2012.

Right now, I can’t stress enough how important is to maintain our focus and keep our customers as our top priority. Continue serving them in the exceptional way you always have and let’s continue our quest to create “raving fans” across our customer base. Please don’t find yourself distracted by this announcement – and if you have questions or concerns, voice them instead of stewing over it or making assumptions. Please talk to management if you have any questions or concerns. And, our intranet will be a great resource for you throughout the merger and we will be posting information there regularly.

On behalf of the entire DDi management team, thank you for all that you do for DDi.

Mikel H. Williams

Chief Executive Officer

DDi Corporation

Forward-Looking Statements:

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the operations of the businesses of Viasystems and DDi separately and as a combined entity; the timing and consummation of the proposed merger transaction; the expected benefits of the integration of the two companies; the combined company’s plans, objectives, expectations and intentions and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Viasystems and DDi regarding future events and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Neither Viasystems nor DDi undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Actual results may differ materially from those expressed or implied. Such differences may result from a variety of factors, including but not limited to: legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated; the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that the businesses will not be integrated successfully; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including but not limited to, due to the failure to satisfy the closing conditions; any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), developments beyond the companies’ control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments, and technological developments. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of Viasystems, Inc. for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission (“SEC”) on February 15, 2012, under the heading “Item 1A. Risk Factors” and in the Annual Report on Form 10-K of DDi for the year ended December 31, 2011, which was filed with the SEC on February 17, 2012, under the heading “Item 1A. Risk Factors,” and in each company’s other filings made with the SEC available at the SEC’s website, www.sec.gov.

Additional Information and Where to Find It

DDi Corp. intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the proposed merger with Viasystems Group, Inc.. The definitive proxy statement will be sent or given to the stockholders of DDi and will contain important information about the proposed merger and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by DDi with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement by contacting DDi by mail at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary, or by telephone at (714) 688-7200.

Participants in the Solicitation

DDi and Viasystems and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from DDi stockholders in connection with the proposed merger. Information about Viasystems’ directors and executive officers is set forth in Viasystems’ proxy statement for its 2012 Annual Meeting of Stockholders filed with the SEC on March 21, 2012 and in its Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 15, 2012. These documents can be obtained free of charge by visiting the SEC’s web site at www.sec.gov, by mailing Viasystems at 101 South Hanley Road, St. Louis, MO 63105, Attention: Investor Relations Department or by visiting Viasystems’ corporate web site at

www.Viasystems.com. Information about DDi’s directors and executive officers is set forth in its proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2011. This document is available free of charge at the SEC’s web site at www.sec.gov, and from DDi by telephone at (714) 688-7200, or by mail at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary, or by going to DDi’s annual meeting website atwww.ddiglobal.com/annualmeeting. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that DDi intends to file with the SEC.

U.S. Internal Revenue Service (IRS) Circular 230 Notice: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the U.S. Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.